Exhibit 99.1

CareCloud Reports Second Quarter 2022 Results

SOMERSET, N.J., August 4, 2022 (GLOBE NEWSWIRE) – CareCloud, Inc. (the “Company” or “CareCloud”) (Nasdaq: MTBC, MTBCO, MTBCP), a leader in healthcare technology solutions for medical practices and health systems nationwide, today announced financial and operational results for the quarter ended June 30, 2022. The Company’s management will conduct a conference call with related slides today at 8:30 a.m. Eastern Time to discuss these results and management’s outlook.

Second Quarter 2022 Highlights

●	Revenue of $37.2 million, 9% growth over Q2 2021

●	Record GAAP net income of $2.7 million, compared to a net loss of $227,000 in Q2 2021

●	Adjusted net income of $5.6 million, or $0.37 per share

●	Adjusted EBITDA of $7.0 million, an increase of $1.3 million compared to $5.7 million in Q2 2021

Year-to-date 2022 Highlights

●	Revenue of $72.6 million, a 14% increase from YTD 2021

●	GAAP net income of $3.9 million, compared to a net loss of $2.2 million in the same period last year

●	Adjusted net income of $9.1 million, or $0.60 per share

●	Adjusted EBITDA of $11.7 million, an increase of $2.4 million from $9.3 million in the same period last year

“During the second quarter, we are pleased to have signed organic recurring bookings which will generate $5.5 million of annual revenues, the highest in the history of the Company, and almost double what we signed last year,” said A. Hadi Chaudhry, CareCloud’s Chief Executive Officer and President. “This demonstrates the success of our strategy of focusing more on organic growth. We also reported revenue of $37.2 million in the quarter, a 9% year-over-year increase, and are also proud to report $7.0 million in adjusted EBITDA as well as positive GAAP net income of $2.7 million, a new record.”

Second Quarter 2022 Financial Results

Revenue for the second quarter 2022 was $37.2 million, an increase of $3.2 million or 9% from the second quarter of 2021.

“Second quarter 2022 GAAP net income was $2.7 million, as compared to a net loss of $227,000 in the same period last year, and our fourth consecutive quarter with GAAP net income of $1 million or more,” Bill Korn, CareCloud’s Chief Financial Officer remarked. “While the management team looks at adjusted EBITDA and cash flow from operations as the primary indicators of whether our business is growing in a sustainable way, achieving positive GAAP profitability of over $1 million for four consecutive quarters is a great milestone indication that we’re growing both GAAP and non-GAAP profitability consistently.”

GAAP net loss was $0.07 per share, based on the net loss attributable to common shareholders, which takes into account the preferred stock dividends declared during the quarter.

Non-GAAP adjusted net income for second quarter 2022 was $5.6 million, increasing 23%, to $0.37 per share, calculated using the end-of-period common shares outstanding.

Adjusted EBITDA for second quarter 2022 was $7.0 million, or 19% of revenue, compared to $5.7 million in the same period last year. CareCloud’s adjusted EBITDA increased by approximately $1.3 million or 24% from Q2 2021, and increased 48% from Q1 2022, in large part due to the cost savings resulting from integrating medSR, which the Company acquired during 2021.

Six Month 2022 Financial Results

Revenue for the first six months of 2022 was $72.6 million, an increase of 14% compared to $63.8 million in the first six months of 2021.

Bill Korn remarked, “Approximately 85% of our revenue for the first half of 2022 involved the use of our technology, including clients using our core technology suite, one component of our technology, or clients where we are providing IT services utilizing our technology processes and know-how. Another 4% of revenue came from clients where we are providing solely revenue cycle management services, 9% of revenue is from clients where we are managing their entire medical practice, and approximately 2% of revenue comes from other services.”

For the first six months of 2022, the Company’s GAAP net income was $3.9 million, compared to a GAAP net loss of $2.2 million in the first six months of 2021. This equates to a loss of $0.26 per share after subtracting the preferred share dividends. Non-GAAP adjusted net income for the first six months of 2022 was $9.1 million, or $0.60 per share.

During this period, our adjusted EBITDA was $11.7 million, an increase of $2.4 million or 26% from $9.3 million in the same period last year.

Cash Balances and Capital

As of June 30, 2022, the Company had approximately $10.2 million of cash, of which $1.0 million was restricted cash related to last year’s medSR acquisition. During the first six months of 2022, cash flow from operations was approximately $8.1 million.

2022 Full Year Guidance

CareCloud is updating its forward-looking guidance for the fiscal year ending December 31, 2022:

For the Fiscal Year Ending December 31, 2022 Forward-Looking Guidance
Revenue	$140 – $143 million
Adjusted EBITDA	$22 – $24 million

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Bill Korn noted, “Our original guidance for the year assumed we would complete one or two “tuck-in” acquisitions during the year, contributing approximately $13 million of revenue, which would offset revenue from two large hospital clients from one of our 2020 acquisitions, which we knew would decrease once they completed integrations with larger health systems (which had been in process for years). Frankly, they remained with us longer than we anticipated. Though we factored in the wind-down of this revenue in our guidance, we expected to replenish the loss of these customers with acquired revenue. However, we have not found an acquisition on terms we believed provided a compelling return to our shareholders, and we prefer to pass on a deal rather than to close it on terms which are not as favorable as we would like. With five months left in the year, and the current disequilibrium between public and private valuations, we think it’s unlikely that any potential acquisition will meet the assumptions baked into our original guidance.”

“We are always looking for game-changer deals, and will let investors know when we have something compelling to talk about,” Bill continued. “But we have removed any impact from our 2022 guidance.”

With that as a backdrop, the Company now expects 2022 revenue to be in the range of $140 - $143 million, and adjusted EBITDA to be in the range of $22 - $24 million.

Conference Call Information

CareCloud management will host a conference call today at 8:30 a.m. Eastern Time to discuss the second quarter 2022 results. The live webcast of the conference call and related presentation slides can be accessed under Events & Presentations at ir.carecloud.com/events/. An audio-only option is available by dialing 786-204-3966 and referencing “CareCloud Second Quarter 2022 Earnings Call.” Investors who opt for audio only will need to download the related slides at ir.carecloud.com/events/.

A replay of the conference call with slides will be available approximately one hour after conclusion of the call at the same link. An audio replay can also be accessed by dialing 412-317-6671 and providing access code 3169990.

About CareCloud

CareCloud (Nasdaq: MTBC, MTBCO, MTBCP) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including practice management (PM), electronic health records (EHR), business intelligence, telehealth, revenue cycle management (RCM), medical office practice management and patient experience management (PXM) at www.carecloud.com.

Follow CareCloud on LinkedIn, Twitter and Facebook.

For additional information, please visit our website at www.carecloud.com. To view CareCloud’s latest investor presentations, read recent press releases, and listen to interviews with management, please visit ir.carecloud.com.

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Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we use and discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investor Relations section of our web site at ir.carecloud.com.

Forward-Looking Statements

This press release contains various forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management’s expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Bill Korn

Chief Financial Officer

CareCloud, Inc.

bkorn@carecloud.com

Investor Contact:

Gene Mannheimer

ICR Westwicke

CareCloudIR@westwicke.com

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CARECLOUD, INC.

CONSOLIDATED BALANCE SHEETS

($ in thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
	(Unaudited)
ASSETS
Current assets:
Cash	$9,220	$9,340
Restricted cash	1,000	1,000
Accounts receivable - net of allowance for doubtful accounts of $592 and $537 at June 30, 2022 and December 31, 2021, respectively	18,984	17,006
Contract asset	4,700	4,725
Inventory	376	503
Current assets - related party	16	13
Prepaid expenses and other current assets	3,335	2,972
Total current assets	37,631	35,559
Property and equipment - net	4,850	5,404
Operating lease right-of-use assets	5,447	6,940
Intangible assets - net	30,177	30,778
Goodwill	61,186	61,186
Other assets	807	981
TOTAL ASSETS	$140,098	$140,848
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,047	$5,948
Accrued compensation	4,200	4,251
Accrued expenses	4,481	5,091
Operating lease liability (current portion)	3,224	3,963
Deferred revenue (current portion)	1,450	1,085
Deferred payroll taxes	934	934
Notes payable (current portion)	12	344
Contingent consideration (current portion)	1,860	3,090
Dividend payable	3,986	3,856
Consideration payable	1,000	1,000
Total current liabilities	26,194	29,562
Notes payable	16	20
Borrowings under line of credit	7,000	8,000
Operating lease liability	3,319	4,545
Deferred revenue	363	341
Deferred tax liability	477	449
Total liabilities	37,369	42,917
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value - authorized 7,000,000 shares. Series A, issued and outstanding 4,526,231 and 5,299,227 shares at June 30, 2022 and December 31, 2021, respectively. Series B, issued and outstanding 1,210,248 shares at June 30, 2022	6	5
Common stock, $0.001 par value - authorized 35,000,000 shares. Issued 15,819,259 and 15,657,641 shares at June 30, 2022 and December 31, 2021, respectively. Outstanding 15,078,460 and 14,916,842 shares at June 30, 2022 and December 31, 2021, respectively	16	16
Additional paid-in capital	133,544	131,379
Accumulated deficit	(27,176)	(31,053)
Accumulated other comprehensive loss	(2,999)	(1,754)
Less: 740,799 common shares held in treasury, at cost at June 30, 2022 and December 31, 2021	(662)	(662)
Total shareholders’ equity	102,729	97,931
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$140,098	$140,848

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CARECLOUD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

($ in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
NET REVENUE	$37,228	$34,065	$72,569	$63,834
OPERATING EXPENSES:
Direct operating costs	21,787	20,534	44,460	38,595
Selling and marketing	2,426	2,204	4,810	4,094
General and administrative	6,394	6,269	11,979	11,893
Research and development	1,098	1,813	2,083	3,839
Change in contingent consideration	(630)	-	(1,230)	-
Depreciation and amortization	2,936	3,128	5,876	5,959
Net loss on lease termination, impairment and unoccupied lease charges	463	223	621	1,241
Total operating expenses	34,474	34,171	68,599	65,621
OPERATING INCOME (LOSS)	2,754	(106)	3,970	(1,787)
OTHER:
Interest income	3	2	8	6
Interest expense	(107)	(115)	(207)	(183)
Other income (expense) - net	112	205	195	(15)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	2,762	(14)	3,966	(1,979)
Income tax provision	25	213	89	212
NET INCOME (LOSS)	$2,737	$(227)	$3,877	$(2,191)

Preferred stock dividend	3,776	3,638	7,813	6,767
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,039)	$(3,865)	$(3,936)	$(8,958)

Net loss per common share: basic	$(0.07)	$(0.27)	$(0.26)	$(0.63)
Weighted-average common shares used to compute basic loss per share	15,070,147	14,430,882	15,031,363	14,258,772

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CARECLOUD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

FOR THE SIX MONTHS ENDED JUNE 30, 2022 AND 2021

($ in thousands)

	2022	2021
OPERATING ACTIVITIES:
Net income (loss)	$3,877	$(2,191)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,159	6,185
Lease amortization	1,658	1,455
Deferred revenue	387	(133)
Provision for doubtful accounts	580	257
Provision for deferred income taxes	28	126
Foreign exchange gain	(159)	(59)
Interest accretion	323	288
Gain on sale of assets	(6)	-
Stock-based compensation expense	2,071	3,002
Change in contingent consideration	(1,230)	-
Adjustment of goodwill	-	36
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	(2,558)	(1,687)
Contract asset	25	1,037
Inventory	127	(42)
Other assets	(264)	(120)
Accounts payable and other liabilities	(2,892)	(6,073)
Net cash provided by operating activities	8,126	2,081
INVESTING ACTIVITIES:
Purchase of property and equipment	(973)	(1,484)
Capitalized software	(4,654)	(3,254)
Cash paid for acquisitions (net)	-	(12,261)
Net cash used in investing activities	(5,627)	(16,999)
FINANCING ACTIVITIES:
Preferred stock dividends paid	(7,683)	(7,198)
Settlement of tax withholding obligations on stock issued to employees	(910)	(1,572)
Repayments of notes payable, net	(338)	(391)
Stock issuance costs	(21)	(43)
Proceeds from exercise of warrants	-	6,435
Proceeds from issuance of Series B Preferred Stock, net of expenses	27,860	-
Proceeds from issuance of common stock, net of expenses	-	1,360
Redemption of Series A Preferred Stock	(20,005)	-
Proceeds from line of credit	17,500	5,000
Repayment of line of credit	(18,500)	-
Net cash (used in) provided by financing activities	(2,097)	3,591
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(522)	(96)
NET DECREASE IN CASH AND RESTRICTED CASH	(120)	(11,423)
CASH AND RESTRICTED CASH - Beginning of the period	10,340	20,925
CASH AND RESTRICTED CASH - End of the period	$10,220	$9,502
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock (cancelled) issued in connection with an acquisition	$-	$(4,000)
Contingent consideration	$-	$6,500
Dividends declared, not paid	$3,986	$3,810
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$128	$92
Interest	$93	$39

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA to GAAP Net Income (Loss)

Set forth below is a reconciliation of our “adjusted EBITDA” to our GAAP net income (loss).

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	($ in thousands)
Net revenue	$37,228	$34,065	$72,569	$63,834

GAAP net income (loss)	2,737	(227)	3,877	(2,191)

Provision for income taxes	25	213	89	212
Net interest expense	104	113	199	177
Foreign exchange (gain) loss / other expense	(108)	(146)	(164)	97
Stock-based compensation expense	1,184	1,735	2,071	3,002
Depreciation and amortization	2,936	3,128	5,876	5,959
Transaction and integration costs	306	617	408	849
Net loss on lease termination, impairment and unoccupied lease charges	463	223	621	1,241
Change in contingent consideration	(630)	-	(1,230)	-
Adjusted EBITDA	$7,017	$5,656	$11,747	$9,346

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Non-GAAP Adjusted Operating Income to GAAP Operating Income (Loss)

Set forth below is a reconciliation of our non-GAAP “adjusted operating income” and non-GAAP “adjusted operating margin” to our GAAP operating income (loss) and GAAP operating margin.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	($ in thousands)
Net revenue	$37,228	$34,065	$72,569	$63,834

GAAP net income (loss)	2,737	(227)	3,877	(2,191)
Provision for income taxes	25	213	89	212
Net interest expense	104	113	199	177
Other (income) expense - net	(112)	(205)	(195)	15
GAAP operating income (loss)	2,754	(106)	3,970	(1,787)
GAAP operating margin	7.4%	(0.3)%	5.5%	(2.8)%

Stock-based compensation expense	1,184	1,735	2,071	3,002
Amortization of purchased intangible assets	1,651	2,175	3,456	4,311
Transaction and integration costs	306	617	408	849
Net loss on lease termination, impairment and unoccupied lease charges	463	223	621	1,241
Change in contingent consideration	(630)	-	(1,230)	-
Non-GAAP adjusted operating income	$5,728	$4,644	$9,296	$7,616
Non-GAAP adjusted operating margin	15.4%	13.6%	12.8%	11.9%

Non-GAAP Adjusted Net Income to GAAP Net Income (Loss)

Set forth below is a reconciliation of our non-GAAP “adjusted net income” and non-GAAP “adjusted net income per share” to our GAAP net income (loss) and GAAP net loss per share.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	($ in thousands except for per share amounts)
GAAP net income (loss)	$2,737	$(227)	$3,877	$(2,191)

Foreign exchange (gain) loss / other expense	(108)	(146)	(164)	97
Stock-based compensation expense	1,184	1,735	2,071	3,002
Amortization of purchased intangible assets	1,651	2,175	3,456	4,311
Transaction and integration costs	306	617	408	849
Net loss on lease termination, impairment and unoccupied lease charges	463	223	621	1,241
Change in contingent consideration	(630)	-	(1,230)	-
Income tax (benefit) expense related to goodwill	(9)	163	27	127
Non-GAAP adjusted net income	$5,594	$4,540	$9,066	$7,436

End-of-period shares	15,078,460	14,611,606	15,078,460	14,611,606

Non-GAAP adjusted net income per share	$0.37	$0.31	$0.60	$0.51

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For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding as of June 30, 2022 and 2021.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
GAAP net loss attributable to common shareholders, per share	$(0.07)	$(0.27)	$(0.26)	$(0.63)
Impact of preferred stock dividend	0.25	0.25	0.52	0.48
Net income (loss) per end-of-period share	0.18	(0.02)	0.26	(0.15)

Foreign exchange (gain) loss / other expense	(0.01)	(0.01)	(0.01)	0.01
Stock-based compensation expense	0.08	0.12	0.14	0.21
Amortization of purchased intangible assets	0.11	0.15	0.22	0.30
Transaction and integration costs	0.02	0.04	0.03	0.06
Net loss on lease termination, impairment and unoccupied lease charges	0.03	0.02	0.04	0.07
Change in contingent consideration	(0.04)	0.00	(0.08)	0.00
Income tax expense related to goodwill	0.00	0.01	0.00	0.01
Non-GAAP adjusted earnings per share	$0.37	$0.31	$0.60	$0.51

End-of-period common shares	15,078,460	14,611,606	15,078,460	14,611,606
In-the-money warrants and outstanding unvested RSUs	433,251	2,628,747	433,251	2,628,747
Total fully diluted shares	15,511,711	17,240,353	15,511,711	17,240,353
Non-GAAP adjusted diluted earnings per share	$0.36	$0.26	$0.58	$0.43

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of CareCloud and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management uses adjusted EBITDA, adjusted operating income, adjusted operating margin, and non-GAAP adjusted net income to provide an understanding of aspects of operating results before the impact of investing and financing charges and income taxes. Adjusted EBITDA may be useful to an investor in evaluating our operating performance and liquidity because this measure excludes non-cash expenses as well as expenses pertaining to investing or financing transactions. Management defines “adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other (income) expense, stock-based compensation expense, depreciation and amortization, integration costs, transaction costs, impairment charges and changes in contingent consideration.

Management defines “non-GAAP adjusted operating income” as the sum of GAAP operating income (loss) before stock-based compensation expense, amortization of purchased intangible assets, integration costs, transaction costs, impairment charges and changes in contingent consideration, and “non-GAAP adjusted operating margin” as non-GAAP adjusted operating income divided by net revenue.

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Management defines “non-GAAP adjusted net income” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other (income) expense, integration costs, transaction costs, impairment charges, changes in contingent consideration, any tax impact related to these preceding items and income tax expense related to goodwill, and “non-GAAP adjusted net income per share” as non-GAAP adjusted net income divided by common shares outstanding at the end of the period, including the shares which were issued but are subject to forfeiture and considered contingent consideration.

Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Foreign exchange / other expense. Other expense is excluded because foreign currency gains and losses and other non-operating expenses are expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are unrelated to our performance during the period in which the gains and losses are recorded.

Stock-based compensation expense. Stock-based compensation expense is excluded because this is primarily a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred. Stock-based compensation expense includes cash-settled awards based on changes in the stock price.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are recorded.

Transaction costs. Transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and other upfront costs related to specific transactions. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration costs. Integration costs are severance payments for certain employees relating to our acquisitions and exit costs related to terminating leases and other contractual agreements. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Net loss on lease termination, impairment and unoccupied lease charges. Net loss on lease termination represents the write-off of leasehold improvements and gains or losses as a result of early lease terminations. Impairment charges primarily represent remaining lease and termination fees associated with discontinued facilities and a non-cancellable vendor contract where the services are no longer being used. Unoccupied lease charges represent the portion of lease and related costs for vacant space not being utilized by the Company. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Change in contingent consideration. Contingent consideration represents the amount payable to the sellers of certain acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in the forecasted revenues and profitability of the acquired businesses.

Income tax (benefit) expense related to goodwill. Income tax (benefit) expense resulting from the amortization of goodwill related to our acquisitions represents a charge (benefit) to record the tax effect resulting from amortizing goodwill over 15 years for tax purposes. Goodwill is not amortized for GAAP reporting. This expense is not anticipated to result in a cash payment.

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